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                                                                    Exhibit 99.1

             Certification of President and Chief Executive Officer

      The undersigned President and Chief Executive Officer of CenterState Banks of Florida, Inc. does hereby certify, to such officer's knowledge, that this report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operation of CenterState Banks of Florida, Inc.



                                       /s/ Ernest S. Pinner
                                       ----------------------------------------
                                       Ernest S. Pinner
                                       President and Chief Executive Officer


Date:  March 17, 2003